Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-289923, 333-281828, 333-274219, 333-267141, 333-259614, 333-252644, and 333-252068 on Form S-8 of our reports dated August 27, 2026 relating to the financial statements of Affirm Holdings, Inc. and subsidiaries and the effectiveness of Affirm Holdings, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP

San Francisco, CA
August 27, 2026